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                                                                    EXHIBIT 16.1

                               December 10, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read the statements made by North American Gaming and Entertainment Corporation, which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report relating to our resignation. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP